EXHIBIT 4.11

                  WARRANT REGISTRATION RIGHTS AGREEMENT WAIVER


                  This WAIVER is dated as of March 30, 2000 ("WAIVER"), and is made by PATHNET, INC. (the "Company"), a Delaware corporation, with the consent of Spectrum Equity Investors, L.P., New Enterprise Associates VI, Limited
Partnership, Onset Enterprise Associates II, L.P., FBR Technology Venture Partners, L.P., Toronto Dominion Capital (USA) Inc., Grotech Partners IV, L.P., Richard A. Jalkut and David Schaeffer (the "Permitted Holders").

                  WHEREAS, the holders of the warrants expiring April 15, 2008 (the "Warrants") of the Company are entitled to the benefits of a Warrant Registration Rights Agreement (the "Registration Rights Agreement") dated as of April 8, 1998 between the Company, the Permitted Holders and the Initial Purchasers (as defined therein).

                  WHEREAS, the Company proposes to enter into a reorganization involving the Company, Pathnet Telecommunications, Inc. ("Pathnet Telecom"), the existing shareholders of Company, and certain proposed new shareholders of Pathnet Telecom (the "Regoranization").

                  WHEREAS, in conjunction with the Reorganization, the Company desires to waive certain provisions of the Registration Rights Agreement, as set out in this Waiver.

                  WHEREAS, Section 6(d) of the Registration Rights Agreement provides that waivers or consents to departures from the provisions thereof may be made with the prior written consent of (i) the holders of not less than a majority of the outstanding Warrants, and (ii) with respect to Sections affecting the rights or obligations of the Permitted Holders, the Permitted Holders who hold not less than a majority of shares of the capital stock held by the Permitted Holders.

                  WHEREAS, the holders of a majority of the outstanding Warrants have consented to the proposed waiver of the provisions of the Registration Rights Agreement as set out in this Waiver.

                  WHEREAS, by signing this Waiver or any copy hereof, the Permitted Holders have provided their written consent to the waiver of the provisions of the Registration Rights Agreement as set out in this Waiver.

                                                      WAIVER

                  The Company hereby waives the provisions of Section 3.2 of the Registration Rights Agreement such that the consummation of the Reorganization shall not be deemed to constitute a Change of Control and shall not give rise to any Tag-Along Right (as each such term in defined in Section 3.2 of the Registration Rights Agreement).



                                  PATHNET, INC.


                                  By:   /s/ W. R. Smedberg V
                                     ------------------------------------
                                     Name:
                                     Title:


We hereby consent to the waiver of the provisions of Section 3.2 of the Registration Rights Agreement as set out above:

                                  SPECTRUM EQUITY INVESTORS, L.P.,
                                  In its Capacity as a Permitted Holder

                                  By:/s/ Chris J. Maroni
                                  ------------------------------------------
                                     Name:   K. J. Maroni
                                     Title:  illegible

                                  NEW ENTERPRISE ASSOCIATES VI, Limited
                                   Partnership,
                                   In its Capacity as a Permitted Holder

                                  By:   /s/ illegible
                                  ------------------------------------------
                                  Name:
                                  Title:

                                  ONSET ENTERPRISE ASSOCIATES II, L.P.,
                                   In its Capacity as a Permitted Holder
                                  By:

                                  By: /s/ R Kuhling
                                  ------------------------------------------
                                  Name:
                                  Title:  illegible
                                          OEA II Management
                                          The General Partner of
                                          Onset Enterprise Associates II, L.P.,

                                  FBR TECHNOLOGY VENTURE PARTNERS, L.P.,
                                  In its Capacity as a Permitted Holder

                                  By: /s/ illegible
                                  ------------------------------------------
                                  Name:
                                  Title:

                                  TORONTO DOMINION CAPITAL (USA) INC.,
                                  In its Capacity as a Permitted Holder

                                  By: /s/ illegible
                                  ------------------------------------------
                                  Name: Stephen A. Reistedter
                                  Title: Vice President and Director

                                  GROTECH PARTNERS IV, L.P.,
                                  In its Capacity as a Permitted Holder

                                  By: /s/ Patrick J. Kerins
                                  ------------------------------------------
                                  Name:  Patrick J. Kerins
                                  Title:  Managing Director

                                   /s/ Richard A. Jalkut
                                  ------------------------------------------
                                  Richard A. Jalkut


                                  ------------------------------------------
                                  David Schaeffer